Exhibit 10.31

AMENDMENT NO. 6 TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of August 24, 2007, is by and between Digital Angel Corporation, a Delaware corporation (the “Company”), and Imperium Master Fund, Ltd. (“Imperium”), and is made with reference to that certain Securities Purchase Agreement dated as of February 6, 2007, as amended (the “Purchase Agreement”), between the Company and Imperium, pursuant to which the Company issued to Imperium a 10.25% Senior Secured Debenture (the “Debenture”) and a Warrant to purchase common stock of the Company (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement and the Debenture, as applicable.

WHEREAS, the Company and Imperium entered into that certain Amendment No. 5 to Securities Purchase Agreement dated as of June 24, 2007 (“Amendment No. 5”) whereby pursuant to paragraph 2 thereof, the Company agreed to a Prepayment Date of August 27, 2007 on which to prepay the Debenture; and

WHEREAS, the Company has requested that Imperium agree to extend the Prepayment Date to September 27, 2007, and Imperium has agreed to the requested extension on the terms and conditions set forth herein.

NOW THEREFORE, for consideration, the adequacy of which is hereby acknowledged by all parties, the parties hereto hereby agree to the following:

1. Exercise of Debenture Prepayment Option. The parties hereto hereby agree that, notwithstanding paragraph 2 of Amendment No. 5, the Prepayment Date shall be September 27, 2007. On the Prepayment Date, the Company shall pay to Imperium the Prepayment Amount with respect to Imperium’s Debenture. The failure by the Company to pay the Prepayment Amount in full on the Prepayment Date shall constitute an Event of Default.

2. Representations and Warranties.

(a) Imperium hereby severally and not jointly represents and warrants to the Company as of the date hereof as follows:

(i) Imperium has the requisite corporate power and authority to execute, deliver and perform this Amendment; and

(ii) This Amendment constitutes Imperium’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity.

(b) The Company hereby represents and warrants to Imperium as of the hereof as follows:

(i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) the Company has the requisite corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Company and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Amendment has been taken, and no further consent or authorization of any other party is required;

(iii) this Amendment constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity; and

(iv) the execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of the Company’s organizational documents or in a default under any provision of any instrument or contract to which the Company is a party or by which any of its assets are bound, or in violation of any provision of any Governmental Requirement applicable to the Company.

3. Entire Agreement; Amendment, This Amendment contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed entirely within such State.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6. Authorization. The parties hereby represent and warrant to each other that the signatories hereto have full power and authority to sign this Amendment for and on behalf of the entities for which they purport to be signing and that their signatures hereto shall be binding and enforceable upon the purported parties hereto.

7. Effect on Purchase Agreement. All other terms and provisions of the Purchase Agreement shall remain the same and in full force and effect.

8. Fees and Expenses. The Company and Imperium shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Amendment.

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[Signature page to Amendment No. 6 to Securities Purchase Agreement.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 to Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
DIGITAL ANGEL CORPORATION By: /s/ Patricia M. Petersen

Name: Patricia M. Petersen

Title: General Counsel

INVESTOR:
IMPERIUM MASTER FUND, LTD. By: /s/ Maurice Hryshko

Name: Maurice Hryshko

Title: Counsel